UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FBR & CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Contacts:

Media:

Shannon Hawkins at 703.469.1190 or shawkins@fbr.com

Denise DesChenes/Ben Spicehandler, Sard Verbinnen & Co, at 212.687.8080

Investors:

Linda E. Eddy at 703.312.9715 or leddy@fbr.com

Tom Germinario, D.F. King & Co., Inc., at 212.269.5550

FBR & Co. Comments on ISS Report

ARLINGTON, VA, June 2, 2016 – FBR & Co. (NASDAQ:FBRC) (“FBR” or the “Company”) a leading investment bank serving the middle market, today issued the following statement in response to a recent report by Institutional Shareholder Services Inc. (“ISS”), relating to the election of directors to FBR’s Board of Directors at the Company’s upcoming Annual Meeting of Shareholders to be held on Tuesday, June 14, 2016.

“We strongly believe that ISS reached the wrong conclusion, based on flawed assumptions, in failing to recommend that shareholders vote on the white proxy card for all eight of FBR’s highly qualified and experienced director nominees,” said Chairman and Chief Executive Officer, Richard J. Hendrix. “Our team is executing a strategy that has delivered market-leading performance and positions the firm well to maximize future opportunities and deliver strong earnings and returns.”

“FBR maintains a very open dialogue with its shareholders, and the company’s Board is focused on making well-informed strategic decisions from an investor perspective. We continue to believe that our current Board is aligned with shareholders, having directly purchased $6.4 million of FBR’s common stock, and is best positioned to guide the Company as we execute our strategic plan to create long-term, sustainable shareholder value,” continued Hendrix. “We urge all shareholders to vote the WHITE proxy card “FOR” the reelection of all eight of FBR’s director nominees, and to discard any blue proxy cards.”

Hendrix concluded, “We continually engage with our shareholders, and appreciate the frequent and constructive dialogue we have on a regular basis with many of our investors. As noted in our proxy statement, we made several attempts to engage with Voce Capital. We now look forward to hearing from all our shareholders as they make their views known through their votes at FBR’s Annual Shareholders Meeting, less than two weeks from today.”

It is important to note ISS’s stated policy regarding its recommendations: “In cases where the dissident is seeking a minority position on the board, ISS does not require from the dissident a detailed plan of action, nor is the dissident required to prove that their plan is preferable to the incumbent’s plan.” (ISS Report, June 2, 2016, Page 15) ISS also made the following comments in its report on FBR’s performance and management compensation, stating:

•	“It is clear that the board and management team, in restoring the company to profitability, in 2012, from a loss of nearly $200 million on net revenues of $182 million in 2008, deserves credit for the turnaround.”* (ISS Report, June 2, 2016, Page 18)

•	“As a result of the company’s share repurchases, however, aided by profitability from 2012 to 2014, over the past three years FBR grew its book value at a 10.4 percent CAGR.”* (ISS Report, June 2, 2016, Page 17)

•	“The company’s average compensation for NEO’s from 2012 to 2015 was below its peer average, and compensation substantially declined in 2014 and 2015, in line with the deterioration of the company’s financial results. This conclusion is also corroborated by the fact that from 2012 to 2015, compensation paid to the CEO and top five executives, expressed as a multiple of average employee compensation, was one the [sic] lowest among its peers.” * (ISS Report, June 2, 2016, Page 17)

*	Permission neither sought nor obtained from ISS.

The company’s slate of director nominees, including recent additions William F. Strome, Mark R. Patterson and Allison Leopold Tilley, is made up of high quality, proactive directors who have invaluable knowledge of the industry, diverse perspectives and a focus on delivering value for all shareholders.

FBR shareholders are reminded that their vote is extremely important, no matter how many shares they hold. All shareholders of record as of May 6, 2016 are encouraged to carefully review FBR’s definitive proxy filing and vote “FOR” all eight nominees proposed by the Company’s Board of Directors on the WHITE proxy card, and strongly urged NOT to sign or return any blue proxy card sent by Voce Catalyst Partners LP.

Shareholders may vote via the internet or telephone by following the instructions on the WHITE proxy card they have received, or by returning the WHITE proxy card, signed and dated, as soon as possible.

About FBR

FBR & Co. (Nasdaq:FBRC) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiaries FBR Capital Markets & Co. and MLV & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; energy & natural resources; financial institutions; healthcare; industrials; insurance; real estate; and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States. For more information, please visit www.fbr.com.

Important Shareholder Information

FBR, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with FBR’s 2016 Annual Meeting of Shareholders. FBR has filed a definitive proxy statement and form of WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from FBR’s shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of FBR’s directors and executive officers and their respective interests in FBR by security holdings or otherwise is set forth in FBR’s definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on May 9, 2016.

Shareholders are able to obtain at no charge copies of these documents, including any proxy statement and accompanying WHITE proxy card and other documents filed with the SEC, at the SEC’s website at www.sec.gov. In addition, copies are also available at no charge at the Investor Relations section of FBR’s website at www.fbr.com.

Forward-Looking Statements

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. Financial results may fluctuate substantially from quarter-to-quarter depending on the number, size and timing of completed transactions. We have experienced, and expect to experience in the future, significant variations in our revenues and results of operations and, as a result, are unlikely to achieve steady and predictable earnings on a quarterly basis. For a discussion of these and other risks and important factors that could affect FBR’s future results and financial condition, see “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and other items throughout the Company’s Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.